INVESTMENT ADVISORY AGREEMENT

     This Agreement is made and entered into effective as of April 2, 2003, by and between the Turnaround Investment Trust, a Delaware statutory trust (the "Trust") on behalf of the Turnaround Fund, a series of shares of the Trust (the "Fund"), and Alsin Capital Management, Inc., a Oregon corporation (hereinafter referred to as "ACM").

     WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, the Trust has designated the Fund as a series of interests in the Trust; and

     WHEREAS, ACM is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of asset management; and

     WHEREAS, the Trust desires to retain ACM to render certain investment management services to the Fund, and ACM is willing to render such services;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Obligations of Investment Adviser

        (a) Services. ACM agrees to perform the following services (the "Services") for the Trust:

            (1) manage the investment and reinvestment of the assets of the Fund;

            (2) continuously review, supervise, and administer the investment program of the Fund;

            (3) determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions) with respect to the Fund;

            (4) provide the Trust and the Fund with records concerning ACM's activities under this Agreement which the Trust and the Fund are required to maintain; and

            (5) render regular reports to the Trust's trustees and officers concerning ACM's discharge of the foregoing responsibilities.

         ACM shall discharge the foregoing responsibilities subject to the control of the trustees and officers of the Trust and in compliance with (i) such policies as the trustees may from time to time establish;
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         (ii) the Fund's objectives,  policies,  and limitations as set forth in its prospectus and statement of additional information, as the same may be amended from time to time; and (iii) with all applicable laws and regulations. All Services to be furnished by ACM under this Agreement may be furnished through the medium of any directors, officers or employees of ACM or through such other parties as ACM may determine from time to time.

                  (b) Expenses and Personnel. ACM agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required in the judgment of the trustees and officers of the Trust to perform the Services on the terms and for the compensation provided herein. ACM shall authorize and permit any of its officers, directors and employees, who may be elected as trustees or officers of the Trust, to serve in the capacities in which they are elected. Except to the extent expressly assumed by ACM herein and except to the extent required by law to be paid by ACM, the Trust shall pay all costs and expenses in connection with its operation.

                  (c) Books and Records. All books and records prepared and maintained by ACM for the Trust and the Fund under this Agreement shall be the property of the Trust and the Fund and, upon request therefor, ACM shall surrender to the Trust and the Fund such of the books and records so requested.

         2. Fund Transactions. ACM is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund. With respect to brokerage selection, ACM shall seek to obtain the best overall execution for fund transactions, which is a combination of price, quality of execution and other factors. ACM may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide ACM with brokerage, research, analysis, advice and similar services, and ACM may pay to these brokers and dealers, in return for such services, a higher commission or spread than may be charged by other brokers and dealers, provided that ACM determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of ACM to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Fund and its other clients over the long-term. ACM will promptly communicate to the officers and the trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

         3. Compensation of ACM. The Fund will pay to ACM an investment advisory fee (the "Fee") equal to an annualized rate of 1.00% of the average daily net assets of the Fund. The Fee shall be calculated as of the last business day of each month based upon the average daily net assets of the Fund determined in the manner described in the Fund's Prospectus and/or Statement of Additional Information, and shall be paid to ACM by the Fund within five (5) days after such calculation.

         4. Status of Investment Adviser. The services of ACM to the Trust and the Fund are not to be deemed exclusive, and ACM shall be free to render similar services to others so long as its services to the Trust and the Fund are not impaired thereby. ACM shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for

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or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Trust or the Fund. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of ACM, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         5. Permissible Interests. Trustees, agents, and stockholders of the Trust are or may be interested in ACM (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise; and directors, partners, officers, agents, and stockholders of ACM are or may be interested in the Trust as trustees, stockholders or otherwise; and ACM (or any successor) is or may be interested in the Trust as a stockholder or otherwise.

         6. Limits of Liability; Indemnification. ACM assumes no responsibility under this Agreement other than to render the services called for hereunder. ACM shall not be liable for any error of judgment or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the
Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement. It is agreed that the Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust's registration statement under the Act or the Securities Act of 1933 ("1933 Act"), except for information supplied by the Adviser for inclusion therein. The Trust agrees to indemnify the Adviser to the full extent permitted by the Trust's Declaration of Trust.

         7. Term. This Agreement shall remain in effect for an initial term of two years from the date hereof, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the trustees of the Trust who are not "interested persons" (as defined in the Act) of the Trust, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that:

                  (a) the Trust may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice of a decision to terminate this Agreement by (i) the Trust's trustees; or
         (ii) the vote of a majority of the outstanding voting securities of the Fund;

                  (b) the Agreement shall immediately  terminate in the event of
         its   assignment   (within  the  meaning  of  the  Act  and  the  Rules
         thereunder);

                  (c) ACM may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice to the Trust and the Fund; and

                  (d) the terms of paragraph 6 of this Agreement shall survive the termination of this Agreement.

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

         8. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Trust's outstanding voting securities.

         9. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

         10. Representations and Warranties.

                  (a) Representations and Warranties of the Adviser. The Adviser hereby represents and warrants to the Trust as follows: (i) the Adviser is a corporation duly organized and in good standing under the laws of the State of Oregon and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Adviser is registered as an investment adviser with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

                  (b) Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Adviser as follows: (i) the Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms; (ii) the Trust is (or will be) registered as an investment company with the Commission under the Act; (iii) shares of each Fund are (or will be) registered for offer and sale to the public under the 1933 Act; and (iv) such registrations will be kept in effect during the term of this Agreement.

         11. Structure of Agreement. The Trust is entering into this Agreement solely on behalf of the Fund. No breach of any term of this Agreement shall create a right or obligation with respect to any series of the Trust other than the Fund; (b) under no circumstances shall the Adviser have the right to set off claims relating to the Fund by applying property of any other series of the Trust; and (c) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the Fund.

         12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         13. Notice. Notices of any kind to be given to the Trust hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Turnaround Investment Trust at Post Office Box 7365, Eugene, Oregon 97401-0015, with a copy to The Nottingham Company at 116 South Franklin Street, Post Office Box 69, Rocky Mount, NC 27802-0069, Attention: C. Frank Watson, III

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

or to such other address or to such individual as shall be so specified by the Trust to the Adviser. Notices of any kind to be given to the Adviser hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at Post Office Box 7365, Eugene , Oregon 97401-0015, Attention:
Arne T. Alsin, or at such other address or to such individual as shall be so specified by the Adviser to the Trust. Notices shall be effective upon delivery.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.


  TURNAROUND INVESTMENT TRUST       ALSIN CAPITAL MANAGEMENT, INC.




 /s/ James R. Mitchell              /s/Arne T. Alsin
By: James R. Mitchell, Trustee      By: Arne T. Alsin
Title:  Trustee                     Title:   President


  ATTEST:                          ATTEST:


____________________________       ________________________________
________________ Secretary         __________________Secretary

[Corporate Seal]                    [Corporate Seal]